Exhibit 32
CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, the undersigned officer of Alliance Network Communications Holdings, Inc., (the “Company”), does hereby certify, to such officer’s knowledge, that:

(1) The quarter Report on Form 10-Q of the Company for the quarter ended October 31, 2010 (“the Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 20, 2010	By:	/s/ BORIS RUBIZHEVSKY
BORIS RUBIZHEVSKY
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request